Exhibit 99.1

Port MacKenzie Industry Day Highlights Nova Minerals’ Antimony Processing and Refining Project as Anchor for Alaska’s Critical Minerals Future

Anchorage, Alaska, September 17, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report that nearly 100 industry, government, transportation, energy, mining, engineering and infrastructure leaders gathered at Port MacKenzie for an Industry Day to tour key port facilities, exchange information and discuss the progress of establishing Port MacKenzie as a strategic critical minerals processing and commodity export hub for Alaska.

A central focus of the event was Nova Minerals’ antimony processing and refining project, which is supported by a US$43.4 million award from the U.S. Department of War (DoW). As one of the first significant critical minerals projects advancing within the Port MacKenzie industrial district, Nova Minerals was highlighted as an anchor tenant in Alaska’s emerging processing sector.

Nova Minerals provided attendees with an update on its planned antimony processing and refining project, including recent development milestones and the role the facility is expected to play in establishing a domestic antimony supply chain in the United States. Nova Minerals’ planned antimony processing and refining operation is intended to help establish a domestic supply of a critical mineral used in defense, energy, and industrial applications.

Port MacKenzie is being developed as the gateway for Alaska’s mineral and industrial exports to U.S. and international markets. The district encompasses nearly 10,000 acres of commercially industrial-zoned land, providing space for mineral processing, refining, logistics, manufacturing, and related support industries. Multimodal transportation connections, including road, rail, utilities, and deep-water port infrastructure, are being advanced to support long-term industrial development.

The Industry Day also provided stakeholders with an opportunity to discuss infrastructure projects that could support Nova Minerals and future critical minerals businesses within the Port MacKenzie district. Presentations and question-and-answer sessions addressed the status and development of the West Susitna Access Road, the Port MacKenzie Rail Extension, and the Alaska LNG project, as well as port improvements and grant funding opportunities.

Participants and presenters included representatives from:

●	Port MacKenzie - State of the Port and planned infrastructure improvements
●	Matanuska-Susitna Borough - Port grant funding received and applications underway
●	Kevin McCabe, Alaska State Representative, District 30
●	Alaska Industrial Development and Export Authority (AIDEA) - West Susitna Access Road
●	Alaska Railroad Corporation - Port MacKenzie Rail Extension
●	AIP / Macquarie Bank / Martinus Rail - Port MacKenzie Rail Extension

●	Glenfarne - Alaska LNG project
●	Alaska Department of Transportation and Public Facilities - West Susitna Access Road
●	Nova Minerals - Antimony processing and refining project

Discussions throughout the day underscored the relationship between infrastructure investment and industrial development. Participants highlighted how transportation, energy, and port improvements can help attract new industrial projects while supporting the long-term growth of the district.

Christopher Gerteisen, Nova Minerals CEO, commented: “Nova Minerals is proud to be part of the emerging industrial future at Port MacKenzie. The combination of strategic port infrastructure, transportation access, available industrial land, and proximity to Alaska’s mineral resources provides an opportunity to build a domestic critical minerals supply chain here in Alaska. Our antimony processing and refining project will serve as an anchor for additional investment and development within the Port MacKenzie industrial district.

“As our project continues to advance, we believe Port MacKenzie is uniquely positioned to support critical minerals processing and downstream industrial development. Industry Day provided an opportunity to showcase the progress being made across the district and the growing foundation for future investment, job creation and domestic supply chain development.”

The event highlighted growing alignment among government, infrastructure, and industry stakeholders as Port MacKenzie continues to advance its role in Alaska’s critical minerals and industrial development strategy.

Governor of Alaska Mike Dunleavy praised Alaska’s growth and leadership in developing a domestic supply of critical minerals.

“Industry Day at Port MacKenzie is an important opportunity to showcase Alaska’s ability to support critical mineral development and the infrastructure needed to strengthen our national security and economic future”, said Governor Dunleavy.

“I also want to congratulate Nova Minerals on delivering antimony refining and processing equipment to the port. This is a significant step forward in developing an Alaska-based supply chain for a critical mineral, creating jobs and investment while reducing our nation’s dependence on foreign sources. Alaska has the resources, workforce, and strategic location to lead, and we will continue working to ensure projects like this move forward”, he said.

MatSu Borough Port Director, Dave Griffin, provided opening remarks to approximately 100 people at the Industry Day event.

“Nova Minerals are working on a pilot project just up the road that we hope will become a larger processing plant”, Griffin said.

“Labor Day weekend, we brought in about 44 containers of equipment for that project. People today can drive up the road to see the site.”MatSu Borough Manager Mike Brown stated, “We have received over $100M in recent investments for Port MacKenzie. We are improving roads, utilities, and connections”, he said.

“We are excited about working with the industry partners we have like Nova, and it is a bright future for Port MacKenzie”.

Figure 1. Nova Minerals CEO, Christoper Gerteisen, presenting to attendees at the Industry Day

Figure 2. Attendees gathered at the Port

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
Executive Director	Sodali & Co	RedChip Companies, Inc.
Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com